UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Midland International Air & Space Port

2901 Enterprise Lane

Midland, Texas 79706

(Address of Principal Executive Offices) (Zip Code)

(432) 276-3966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2025, AST SpaceMobile, Inc. (“we,” “us,” the “Company” or “AST”) entered into an Equity Distribution Agreement (the “ATM Sales Agreement”) to sell shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), having an aggregate offering price of up to $500.0 million (the “Shares”), from time to time, through an “at the market offering” program with up to a 3 year term, under which B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Roth Capital Partners, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and William Blair & Company, L.L.C. (collectively, the “agents”) will act as sales agents. The sales, if any, of the Shares made under the ATM Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The agents will be entitled to total compensation at a commission rate of up to 3.0% of the gross sales price per Share sold. We have agreed to provide the agents with customary indemnification and contribution rights. We will also reimburse the agents for certain specified expenses in connection with the ATM Sales Agreement. The ATM Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

We are not obligated to sell any of the Shares under the ATM Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the ATM Sales Agreement will terminate on the earlier of (1) the sale, pursuant to the ATM Sales Agreement, of Shares having an aggregate offering price of $500.0 million, (2) the termination of the ATM Sales Agreement by either us or the agents, as permitted therein, or (3) the third anniversary of the signing of the ATM Sales Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-281939). The Company filed a prospectus supplement on May 13, 2025 (the “Prospectus Supplement”) with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the ATM Sales Agreement is only a summary and is qualified in its entirety by reference to the full text of the ATM Sales Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Attached to this Current Report on Form 8-K as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of McGuireWoods LLP relating to the legality of the Shares.

In connection with the entry into the ATM Sales Agreement, AST and the agents thereto mutually agreed to terminate the prior Equity Distribution Agreement, dated September 5, 2024, by and among AST and B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Roth Capital Partners, LLC, Scotia Capital (USA) Inc. and UBS Securities LLC, as sales agents.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, among AST SpaceMobile, Inc., AST & Science, LLC and B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Roth Capital Partners, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and William Blair & Company, L.L.C. dated May 13, 2025

5.1	Opinion of McGuireWoods LLP

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date: May 13, 2025	By:	/s/ Andrew M. Johnson
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Financial Officer and Chief Legal Officer